Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

13-4994650
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1111 Polaris Parkway
Columbus, Ohio	43271
(Address of principal executive offices)	(Zip Code)

Thomas F. Godfrey
Vice President and Assistant General Counsel
JPMorgan Chase Bank, National Association
1 Chase Manhattan Plaza, 25th Floor
New York, NY 10081
Tel: (212) 552-2192
(Name, address and telephone number of agent for service)

Total Capital
Total S.A.

(Exact name of obligors as specified in its charter)

Republic of France	N/A
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

2, place de la Coupole
La Defense 6
92400 Courbevoie
France
(Address of principal executive offices)	(Zip Code)

Debt Securities
(Title of the indenture securities)

GENERAL

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C., 20551

Federal Deposit Insurance Corporation, Washington, D.C., 20429.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with the Obligor and Guarantors.

If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits

List below all exhibits filed as a part of this Statement of Eligibility.

1.	A copy of the Articles of Association of JPMorgan Chase Bank, N.A. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-106575, which is incorporated by reference).

2.	A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-106575, which is incorporated by reference).

3.	None, the authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.

4.	A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-106575, which is incorporated by reference).

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-106575, which is incorporated by reference).

7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, N.A., has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 17th day of June, 2005.

JPMORGAN CHASE BANK, N.A.
By	/s/ Paul J. Schmalzel
Paul J. Schmalzel
Authorized Officer

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank, National Association
of 1111 Polaris Parkway, Columbus, Ohio 43271
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

at the close of business March 31, 2005, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

		Dollar Amounts
		in Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$36,236
Interest-bearing balances		24,384
Securities:
Held-to-maturity securities		101
Available-for-sale securities		60,180
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		39,536
Securities purchased under agreements to resell		133,265
Loans and lease financing receivables:
Loans and leases held for sale		21,045
Loans and leases, net of unearned income	$343,871
Less: Allowance for loan and lease losses	4,871
Loans and leases, net of unearned income and allowance		339,000
Trading assets		236,590
Premises and fixed assets (including capitalized leases)		8,425
Other real estate owned		142
Investments in unconsolidated subsidiaries and associated companies		840
Customers’ liability to this bank on acceptances outstanding		592
Intangible assets
Goodwill		23,365
Other intangible assets		10,259
Other assets		49,089

TOTAL ASSETS		$983,049

		Dollar Amounts
		in Millions
LIABILITIES
Deposits:
In domestic offices		$378,772
Noninterest-bearing	$134,412
Interest-bearing	244,360
In foreign offices, Edge and Agreement Subsidiaries, and IBF’s		155,364
Noninterest-bearing	$6,701
Interest-bearing	148,663

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		8,918
Securities sold under agreements to repurchase		84,208
Trading liabilities		138,428
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		78,207
Bank’s liability on acceptances executed and outstanding		592
Subordinated notes and debentures		17,511
Other liabilities		38,035

TOTAL LIABILITIES		900,035
Minority interest in consolidated subsidiaries		1,424

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,785
Surplus (exclude all surplus related to preferred stock)		58,591
Retained earnings		21,936
Accumulated other comprehensive income		(722)
Other equity capital components		0
TOTAL EQUITY CAPITAL		81,590

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL		$983,049

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

/s/ JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ WILLIAM B. HARRISON, JR.	)
/s/ JAMES DIMON	)	DIRECTORS
/s/ MICHAEL J. CAVANAGH	)